UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/01/2005

LIGHTPATH TECHNOLOGIES INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-27548

DE	86-0708398
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2603 Challenger Tech Ct. , Suite 100, Orlando, FL 32826
(Address of Principal Executive Offices, Including Zip Code)

407-382-4003
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.03.    Material Modifications to Rights of Security Holders

On June 1, 2005, the Company completed a private placement of an aggregate of 350,000 shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), and warrants to purchase 140,000 shares of Common Stock (the "Warrants"), to two investors for aggregate gross cash proceeds to the Company of $1,050,200.00. No underwriting discounts or commissions were paid. The sales of securities were made pursuant to the terms of a Unit Subscription Agreement dated June 1, 2005, among the Company and the investors. The price per share of Common Stock in the private placement was $3.00, and the closing sale price of the Common Stock on the Nasdaq National Market on June 1, 2005, was $2.56. The Warrants were sold in the private placement for an aggregate price of $200.00, and they have a five-year term and are exercisable by the investors, after March 1, 2006, at a warrant exercise price of $4.30 per share. The Company could receive an additional $602,000.00 if all of the Warrants are ultimately exercised. The Company intends to utilize the proceeds of the private placement for working capital and general corporate purposes.

The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act, in that the shares of Common Stock and the Warrants were sold by the Company in a transaction not involving any public offering. The shares of Common Stock, the Warrants and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from registration requirements.

The Company and the investors also entered into an Investor Rights Agreement dated June 1, 2005, pursuant to which the Company has undertaken the obligation to file a registration statement with the Securities and Exchange Commission by July 31, 2005, to register the shares of Common Stock issued in the private placement and the shares of Common Stock underlying the Warrants.

On June 2, 2005, the Company issued a press release disclosing the private placement. Copies of the press release, Unit Subscription Agreement, Warrants and Investor Rights Agreement are attached hereto as exhibits.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

LIGHTPATH TECHNOLOGIES INC

Date: June 06, 2005.	By:	/s/ Robert Burrows
Robert Burrows
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	Common Stock Purchase Warrant dated as of June 1, 2005, issued by the Company to Shadow Capital, LLC (Filed herewith.)
EX-4.2	Common Stock Purchase Warrant dated as of June 1, 2005, issued by the Company to Whitney B. Garlinghouse (Filed herewith.)
EX-10.1	Unit Subscription Agreement dated as of June 1, 2005, among the Company, Shadow Capital, LLC, Whitney B. Garlinghouse and Kent Garlinghouse (Filed herewith.)
EX-10.2	Investor Rights Agreement dated as of June 1, 2005, by and among the Company, Shadow Capital, LLC, and Whitney B. Garlinghouse (Filed herewith.)
EX-99.1	Press release dated June 2, 2005, announcing the Companys private placement, resulting in $1.05 million of new capital (Filed herewith.)